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Exhibit 32.1

GMH COMMUNITIES TRUST

CERTIFICATIONS REQUIRED BY
RULE 13a-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

I, Gary M. Holloway, Sr., President and Chief Executive Officer of GMH Communities Trust, a Maryland real estate investment trust (the "Company"), hereby certify that, to my knowledge:

  (1)
  The Company's annual report on Form 10-K for the year ended December 31, 2004 (the "Form 10-K") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

  (2)
  The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

*        *        *

/s/ GARY M. HOLLOWAY, SR. Gary M. Holloway, Sr. President and Chief Executive Officer

Date: March 31, 2005

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GMH COMMUNITIES TRUST CERTIFICATIONS REQUIRED BY RULE 13a-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934